Exhibit 10.2

FIRST AMENDMENT TO LEASE

(2880 Junction)

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is dated for reference purposes as of October 15, 2009, between LaSALLE MONTAGUE, INC., a Delaware corporation (“Landlord”), and ULTRATECH STEPPER, INC., a Delaware corporation (“Tenant”).

R E C I T A L S

A. Landlord’s predecessor in title (Montague LLC) and Tenant entered into a certain Lease, dated as of November 22, 1999 (the “Lease”). Under the terms of the Lease, Landlord leases to Tenant the building structure located at 2880 Junction Road, San Jose, California, stipulated to contain 79,143 rentable square feet (interchangeably referred to herein as the “Premises” or “Building”).

B. The term of the Lease expires March 31, 2010.

C. Tenant uses or has used in the Premises Hazardous Materials (defined below).

D. Contemporaneously with the execution and delivery of this Amendment, Landlord and Tenant are entering into a certain Second Amendment to Lease (3050 Zanker), dated of even date herewith (the “3050 2nd Amendment”), amending that certain Standard Industrial Lease, dated as of September 10, 1993, as amended, and pertaining the building located at 3050 Zanker Road, Building “A” of the Montague Industrial Park in San Jose, California.

E. The parties desire to amend the Lease as set forth in and subject to the terms and conditions contained in this Amendment.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Capitalized Terms. All capitalized terms which are not specifically defined in this Amendment and which are defined in the Lease will have the same meaning for purposes of this Amendment as they have in the Lease.

2. Surrender.

(a) On or before March 31, 2010, Tenant will pay to Landlord $625,000 (USD) in consideration for Landlord’s waiver, pursuant to this Section 2, of certain surrender obligations of Tenant set forth in the Lease. Such amount is nonrefundable and in addition to all rental due under the Lease through the last day of the term of the Lease, and Tenant’s obligation pay such rental through the last day of the term will remain in full force and effect.

(b) On or before March 31, 2010, Tenant will surrender possession of the Premises to Landlord in Required Surrender Condition (defined below). Tenant will cause the Premises to be in the Required Surrender Condition at Tenant’s sole cost and expense. Tenant’s obligations under this Amendment will supersede and be in lieu of Tenant’s obligations under the Lease with respect to surrender of the Premises and the condition thereof upon such surrender; provided, however, that Tenant’s obligations, liabilities, and indemnities under Section 4.11 of the Lease as to any release, contamination, migration, exposure, or improper disposal of Hazardous Materials will remain in full force and effect and will survive expiration or termination of the Lease. Accordingly, except as otherwise expressly set forth in the definition of Required Surrender Condition, Tenant will not be obligated to remove Specialized Improvements or to restore or otherwise modify the Premises’ leasehold improvements or floor plan to original condition.

(c) For purposes hereof, “Required Surrender Condition” means the following:

(i) Tenant will cause all Hazardous Materials used in or brought into, onto, or under the Premises by Tenant or Tenant’s officers, agents, employees, contractors or invitees, and all installations (whether interior or exterior) made by or on behalf of Tenant relating to the storage, use, disposal, or transportation of Hazardous Materials, to be removed from the Premises and transported for use, storage, or disposal of in accordance and compliance with all applicable Environmental Laws (defined below). In connection therewith, Tenant will obtain hazardous material “closure” from the City of San Jose (and any other applicable governmental authority) with respect to all such Hazardous Materials.

(ii) Except as set forth above in this Section 2(c), Tenant will not be required to remove Tenant’s signage, work stations or other furniture, trade fixtures, equipment, and other personal property from the Premises.

(iii) Tenant will cause the Building systems (including, without limitation, HVAC and mechanical systems, electrical systems, plumbing systems, and elevator systems) to be in good working order and condition as of March 31, 2010.

(iv) Except as set forth above in this Section 2(c), Tenant will deliver possession of the Premises to Landlord in the same condition as the Premises were in on October 8, 2009, ordinary wear and tear excepted.

(d) Tenant’s repair and maintenance obligations under the Lease will continue in full force and effect through March 31, 2010. Tenant’s obligations under this Section 2 will survive expiration or termination of the Lease.

3. Other Lease Provisions. Article 15 (Options to Extend) of the Lease is hereby deleted in its entirety.

4. Hazardous Material Defined. As used herein, the term “Hazardous Material” means any toxic or hazardous substance, material or waste or any pollutant or infectious or radioactive material, including but not limited to those substances, materials or wastes regulated now or in the future under any of the following statutes or regulations and any and all of those substances included within the definitions of “hazardous substances,” “hazardous materials,” “hazardous waste,” “hazardous chemical substance or mixture,” “Imminently hazardous chemical substance or mixture,” “toxic substances,” “hazardous air pollutant,” “toxic pollutant,” or “solid waste” in the (a) Comprehensive Environmental Response, Compensation and Liability Act of 1990 (“CERCLA” or “Superfund”), as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), 42 U.S.C. § 9601 et seq., (b) Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. § 6901 et seq., (c) Federal Water Pollution Control Act (“FSPCA”), 33 U.S.C. § 1251 et seq., (d) Clean Air Act (“CAA, 42 U.S.C. § 7401 et seq., (e) Toxic Substances Control Act (“TSCA”), 14 U.S.C. § 2601 et seq., (f) Hazardous Materials Transportation Act, 49 U.S.C. § 1801, et seq., (g) Carpenter-Presley-Tanner Hazardous Substance Account Act (“California Superfund”), Cal. Health & Safety Code § 25300 et seq., (h) California Hazardous Waste Control Act, Cal. Health & Safety code § 25100 et seq., (i) Porter-Cologne Water Quality Control Act (“Porter-Cologne Act”), Cal. Water Code § 13000 et seq., (j) Hazardous Waste Disposal Land Use Law, Cal. Health & Safety codes § 25220 et seq., (k) Safe Drinking Water and Toxic Enforcement Act of 1986 (“Proposition 65”), Cal. Health & Safety code § 25249.5 et seq., (l) Hazardous Substances Underground Storage Tank Law, Cal. Health & Safety code § 25280 et seq., (m) Air Resources Law, cal. Health & Safety Code § 39000 et seq., and (n) regulations promulgated pursuant to said laws or any replacement thereof, or as similar terms are defined in the federal, state and local laws, statutes, regulations, orders or rules (the foregoing being referred to as “Environmental Laws”). Hazardous Materials shall also mean any and all other biohazardous wastes and substances, materials and wastes which are, or in the future become, regulated under applicable Laws for the protection of health or the environment, as defined, listed or regulated by any federal, state or local law, regulation or order or by common law decision, including, without limitation, (i) trichloroethylene, tetrachloroethylene, perchloroethylene and other chlorinated solvents, (ii) any petroleum products or fractions thereof, (iii) asbestos, (iv) polychlorinated biphenyls, (v) flammable explosives, (vi) urea formaldehyde, (vii) radioactive materials and waste, and (viii) materials and wastes that are harmful to or may threaten human health, ecology or the environment.

5. Contingency. The effectiveness of this Amendment, and of the parties’ execution and delivery of this Amendment, is conditioned upon the mutual execution and delivery of the 3050 2nd Amendment.

6. Authority; Not Restricted. Landlord and Tenant each represent and warrant to the other that this Amendment has been duly authorized, executed and delivered by and on behalf of each party hereto and constitutes the valid and binding agreement of Landlord and Tenant in accordance with the terms hereof. Tenant warrants and represents to Landlord that Tenant is not, and shall not become, a person or entity with whom Landlord is restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including, but not limited to, those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transaction or be otherwise associated with such persons or entities.

7. Real Estate Brokers. Each party hereto hereby represents and warrants to the other that in connection with this Amendment, the party so representing and warranting has not dealt with any real estate broker, agent or finder, except for CB Richard Ellis (“Landlord’s Broker”) and Cornish & Carey Commercial, Inc. (“Tenant’s Broker”), and, to its knowledge no other broker initiated or participated in the negotiation of this Amendment, submitted or showed the applicable premises to Tenant or is entitled to any commission in connection with this Amendment. Each party hereto will indemnify, defend and hold harmless the other against any and all claims, costs, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) in connection with any inaccuracy in such party’s representation. Landlord will indemnify, defend and hold harmless Tenant against any and all claims, costs, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) in connection with any claim by Landlord’s Broker for a commission or other compensation owed to or claimed by Landlord’s Broker in connection with this Amendment. Tenant will indemnify, defend and hold harmless Landlord against any and all claims, costs, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) in connection with any claim by Tenant’s Broker for a commission or other compensation owed to or claimed by Tenant’s Broker in connection with this Amendment.

8. Stipulation. The Premises are stipulated for all purposes to contain the number of rentable square feet as set forth in this Amendment. Unless otherwise expressly provided herein, any statement of square footage set forth in this Amendment, or that may have been used in calculating rental, is an approximation which Landlord and Tenant agree is reasonable and the rental based thereon is not subject to revision whether or not the actual square footage is more or less.

9. Counterparts. This Amendment may be executed in any number of counterparts and by each of the undersigned on separate counterparts, and each such counterpart will be deemed to be an original, but all such counterparts will together constitute but one and the same Amendment.

10. Time of Essence. Time is of the essence of this Amendment.

11. No Offer. Submission of this instrument for examination or negotiation will not bind Landlord, and no obligation on the part of Landlord will arise until this Amendment is executed and delivered by both Landlord and Tenant.

12. Entire Agreement. This Amendment and the Lease contain all the terms, covenants, conditions and agreements between Landlord and Tenant relating to the surrender of possession of the Premises and the other matters provided for in this instrument. No prior or other agreement or understanding pertaining to such matters other than the Lease will be valid or of any force or effect. This Amendment may only be modified by an agreement in writing signed by Landlord and Tenant.

13. Limitation on Liability. The liability of Landlord to Tenant under this Amendment will be limited as provided in Section 12.4 of the Lease, which Section is incorporated herein by reference as though fully set forth herein.

[remainder of this page left intentionally blank]

14. Lease in Full Force and Effect. As modified hereby, the Lease and all of the terms and provision thereof remain in full force and effect and are incorporated herein as if herein fully recited.

TENANT: ULTRATECH STEPPER, INC.

By:	/s/ Bruce R. Wright
Name:	BRUCE R. WRIGHT
Title:	SVP FINANCE (Chairman of Board, President or Vice President)
Date:	October 19, 2009

By:	/s/ Bruce R. Wright
Name:	BRUCE R. WRIGHT
Title:	CFO (Secretary, Assistant Secretary, CFO or Assistant Treasurer)
Date:	October 19, 2009

LANDLORD: LaSalle Montague, Inc.

By:	/s/ Allison McFaul
Name:	Allison McFaul
Title:	Vice President
Date:	10/30/09

S-1